SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2009 (June 11, 2009)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 12, 2009, Steel Dynamics, Inc. (the “Company”) and National City Bank and Wells Fargo Bank, National Association as co-administrative agents, and National City Bank as paying agent, and other lenders as listed therein entered into Amendment No. 4 (the “Amendment”) to the Amended and Restated Credit Agreement among Steel Dynamics, Inc. and various lenders, dated as of June 19, 2007 (the “Credit Agreement”).  A copy of the Amendment is attached hereto as Exhibit 10.3c and incorporated herein by reference.

In summary, the Amendment modified certain financial covenants, effecting a temporary waiver of two such covenants; modified applicable interest rates; and made effective a provision relating to borrowing limitations.  With respect to the financial covenants, the Interest Coverage Ratio previously required to be maintained by the Company at not less than 2.00 : 1.00 is decreased to 1.25 : 1.00 for the fiscal quarters ending June 30, 2009 through December 31, 2009; thereafter increasing to 2.00 : 1.00 for the fiscal quarters ending March 31, 2010 through June 30, 2010; and increasing to 2.5 : 1.00 for the fiscal quarters ending September 30, 2010 and thereafter. The requirement that the ratio of Total Debt to Consolidated EBITDA be maintained at not more than 5.00 : 1.00 has been suspended until the fiscal quarter ending December 31, 2010.  Also, a new covenant has been imposed, limiting the ratio of First Lien Debt to Consolidated EBITDA to 2.50 : 1.00 through the fiscal quarter ending September 30, 2010,  and to 3.00 : 1.00 thereafter.

Pursuant to the terms of the Amendment, any time the amount outstanding under the Company’s revolving line of credit (the “Revolver”) exceeds a borrowing base consisting of 85% of the book value of accounts receivable and 65% of the book value of inventory (the “Borrowing Base”), the Company will be required to immediately repay the amount by which the Revolver exceeds the Borrowing Base.

With respect to interest rates, the Applicable Margin (the rate in addition to the variable base rate) was increased from a range of 0.00% to 1.75%, depending on the type of advance and ratio of Total Debt to consolidated EBITDA, to a range of 1.00% to 3.50%.  Further, the rate for the commitment fee applicable to the unused amount of the Revolver has increased to 0.50%, from a rate based on a sliding scale from 0.20 % to 0.35% depending on the ratio of Total Debt to consolidated EBITDA.

In addition, a new covenant requires that the Company prepay the Revolver with certain proceeds of debt incurred or issued by the Company or its subsidiaries if, at or about the time of the incurrence or issuance of such debt, the ratio of Total Debt to consolidated EBITDA exceeds 5.00 : 1.00.

The above description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.3c to this Current Report on Form 8-K.

Item 8.01               Other Events

On June 11, 2009, the Company paid off the outstanding term loan under its senior credit facilities using the proceeds of the Common Stock and Convertible Notes issued and sold on June 9, 2009, as described in the Current Report on Form 8-K filed June 9, 2009.

Item 9.01               Financial Statements and Exhibits

(d)  The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.3c	Amendment No. 4 to the Amended and Restated Credit Agreement dated June 12, 2009, relating to the Credit Agreement described in Exhibit 10.3, filed June 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: June 16, 2009	By:	Theresa E. Wagler
	Title:	Executive Vice President